UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2024

Apollo Asset Backed Credit Company LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56622	93-3760466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 42nd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2024, the Board of Directors (the “Board”) of Apollo Asset Backed Credit Company LLC (the “Company”) (i) voted to increase the size of the Board to eight directors, (ii) appointed Michael Paniwozik and Thomas Marano to fill the resulting vacancies, and (iii) appointed Mr. Marano to the Audit Committee of the Board, each effective November 11, 2024. The Board has determined that Mr. Marano is an independent director as defined by the listing standards of the New York Stock Exchange.

Mr. Paniwozik has served as the President of the Company since February 2024 and is a Partner, Global Head of Structured Credit Investing at Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”). Additionally, Mr. Paniwozik is an investment committee member for Asset Backed Finance, S3 Credit Secondaries, and Credit Large Investments, as well as a member of the Asset Backed Credit Operating Committee for Apollo Manager, LLC. Prior to joining Apollo in 2015, Mr. Paniwozik was a Managing Director at Napier Park Global Capital. He began his career in the structured products group at Credit Suisse First Boston. Mr. Paniwozik received a BA in Economics, with honors, from the University of Chicago.

Mr. Marano has served as the Chief Operating Officer of The Chotin Group Corporation, a family office that invests in CRE and diversified marketable securities, since November 2023. From January 2020 to November 2023, Marano was the Managing Member of Oldpike Associates, a consulting company focused on mortgage, finance, and the hospitality industry. Mr. Marano served as the Chief Executive Officer and President of Ditech Holding Corp. from April 2018 through October 2019, and as a director and Chairman of the board of directors from February 2018 through October 2019, where he led the sale of Ditech assets to New Residential Investment Corp. via a structured bankruptcy. From November 2014 to August 2019, Mr. Marano served as Chief Executive Officer of Intrawest Resorts Holdings, Inc. Prior to Intrawest Resorts, Mr. Marano was the Managing Member of OldePike Associates LLC, a mortgage consulting business, from 2013 to 2014. From 2009 until 2013, Mr. Marano served as Chief Executive Officer of Mortgage Operations, Chief Capital Markets Officer, and Chief Executive Officer and Chairman of GMAC ResCap, Inc. for GMAC, Inc./Ally Financial, Inc. From 2008 until 2009, Mr. Marano served as a Managing Director at Cerberus Capital Management, LLC, where he consolidated commercial and residential mortgage trading operations and helped establish a mortgage fund. Until 2008, Mr. Marano worked at Bear Stearns & Co. Inc. for 25 years as a trader and ultimately as the U.S. and Global Head of Mortgage-Backed and Asset-Backed Securities. Mr. Marano serves as a director of the board of Lynx IMB, owner of an independent mortgage company, since March 2024. Mr. Marano holds a bachelor’s degree from Columbia College.

There are no arrangements or understandings between either Mr. Paniwozik or Mr. Marano, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Paniwozik or Mr. Marano was selected as a Director. There are no related party transactions between the Company and either Mr. Paniwozik or Mr. Marano (or any of their respective immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. Neither Mr. Paniwozik or Mr. Marano has any family relationships with any of the Company’s directors or executive officers.

The Company has entered into its standard form of indemnification agreement with Mr. Paniwozik and Mr. Marano.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Asset Backed Credit Company LLC

By:	/s/ Robert Rossitto
Name:	Robert Rossitto
Title:	Chief Financial Officer

Date:	November 15, 2024